Exhibit 99.1

PC Connection, Inc. Reports Third Quarter Results

Third Quarter Summary:

  Net sales: $403 million, down 9% y/y
  SG&A expense down 12% y/y
  Diluted EPS: $0.11 per share
  Cash balance: $66 million

MERRIMACK, N.H.--(BUSINESS WIRE)--October 29, 2009--PC Connection, Inc. (NASDAQ: PCCC), a leading direct marketer of information technology (IT) products and services, today announced results for the quarter ended September 30, 2009. Net sales for the three months ended September 30, 2009 were $403.1 million, a decrease of $38.4 million or 8.7%, compared to $441.4 million for the three months ended September 30, 2008. Net income for the quarter was $2.9 million, or $0.11 per share, compared to net income of $3.2 million, or $0.12 per share, for the corresponding prior year period.

Net sales for the nine months ended September 30, 2009 were $1,106.5 million, a decrease of $208.0 million or 15.8%, compared to $1,314.6 million for the nine months ended September 30, 2008. Net loss for the nine months ended September 30, 2009 was $5.2 million, or $0.19 per share, compared to net income of $13.1 million, or $0.48 per share, for the nine months ended September 30, 2008. The nine-month periods ended September 30, 2009 and 2008 included special charges that reduced earnings and earnings per share. Had these charges not been incurred, pro forma net income for the nine months ended September 30, 2009 would have been $3.0 million, or $0.11 per share, compared to $14.0 million, or $0.52 per share, for the nine months ended September 30, 2008. A reconciliation between net loss (income) on a GAAP basis and pro forma net income is provided in a table below immediately following the Consolidated Statements of Operations.

Quarterly Sales by Business Segment:

  Net sales for the small- and medium-sized business (SMB) segment decreased by 16.0% to $182.6 million compared to the third quarter of 2008, reflecting the reduced capital spending of SMB customers. The SMB segment however increased sales on a sequential basis for the second straight quarter.
  Net sales for MoreDirect, Inc., the Company’s Large Account segment, decreased by 11.4% to $103.9 million compared to the third quarter of 2008. Large account customers continue to be cautious in their IT spending.
  Net sales to government and education customers (Public Sector segment) increased by 9.3% to $116.6 million compared to the third quarter of 2008. Increased federal contract sales and strong K-12 education sales contributed to the year-over-year increase.

Quarterly Sales by Product Mix:

  Sales of Notebooks and PDAs decreased by 12% year over year and accounted for 15% of net sales in the third quarter of 2009 compared to 16% of net sales in the third quarter of 2008. Higher unit sales were offset by lower average selling prices, or ASPs, as competitive pricing pressures as well as the growth of netbook sales impacted ASPs.
  Software sales decreased by 1% year over year in dollars and accounted for 14% of net sales in the third quarter of 2009 compared to 13% of net sales in the third quarter of 2008. Strong federal government sales offset slight declines to corporate customers.
  Accessories/Other sales decreased by 3% year over year, accounting for 13% of net sales in the third quarter of 2009 compared to 12% of net sales in the corresponding prior year period. Increased sales of point-of-sale products and mobile computing accessories partially offset the year-over-year decline of other products in this category.
  Desktop/Servers sales decreased by 4% year over year and accounted for 14% of net sales in the third quarter of 2009 compared to 13% of net sales in the third quarter of 2008. Lower unit volumes, partially offset by higher server ASPs, accounted for this decrease year over year.

Gross profit dollars decreased by $7.0 million, or 13.1%, in the third quarter of 2009 from the corresponding period a year ago due to decreased revenues and lower gross profit margins. Gross profit margin, as a percentage of net sales, declined year over year by 58 basis points to 11.5% in the third quarter of 2009. Continued aggressive price competition led to lower invoice product margins in the third quarter of 2009 compared to the prior year quarter.

Overall annualized sales productivity increased by 1% in the third quarter of 2009 compared to the third quarter of 2008 as an increase in SMB productivity offset decreased productivity in the Large Account and Public Sector segments. Sales productivity in the Large Account segment decreased by 6% year over year due to lower enterprise revenues. Sales productivity in the Public Sector segment decreased by 9% year over year due to increased 2009 headcount added late in 2008. Despite lower revenues, sales productivity in the SMB segment increased by 3% year over year. On a consolidated basis, the total number of sales representatives was 601 at September 30, 2009, compared to 666 at September 30, 2008 and 603 at June 30, 2009. The Company has reduced both sales representatives and sales support headcount over the last year consistent with the year-over-year declines in revenues.

Total selling, general and administrative expenses for the quarter decreased year over year by $5.6 million, or 12.0%, and decreased as a percentage of net sales to 10.2% for the third quarter of 2009 from 10.6% for the third quarter of 2008. The year-over-year decreases were primarily attributable to reduced headcount and lower variable compensation associated with decreased gross profits.

“During the third quarter, we continued to experience the effects of conservative buying patterns, longer sales cycles, and competitive pricing pressures,” said Patricia Gallup, Chairman and Chief Executive Officer. “While the near-term economic outlook remains uncertain, we feel confident our customers will continue to rely on us to provide the IT solutions they need to run their businesses more efficiently. We believe our core business strategies position the Company well for future success and for creating long-term shareholder value."

About PC Connection, Inc.

PC Connection, Inc., a Fortune 1000 company, has three sales subsidiaries: PC Connection Sales Corporation, MoreDirect, Inc., and GovConnection, Inc., headquartered in Merrimack, NH, Boca Raton, FL, and Rockville, MD, respectively. All three companies can deliver custom-configured computer systems overnight. Investors and media can find more information about PC Connection, Inc. at http://ir.pcconnection.com.

PC Connection Sales Corporation (1-800-800-5555), the original business of PC Connection, Inc. serving the small- and medium-sized business sector (SMB), is a rapid-response provider of IT products and services. It offers more than 150,000 brand-name products through its staff of technically trained sales account managers and catalog telesales representatives, catalogs, and publications, and its website at www.pcconnection.com. The subsidiary serves the Apple/Macintosh community through its MacConnection division (1-800-800-2222), which also publishes specialized catalogs and is online at www.macconnection.com.

MoreDirect, Inc. (1-561-237-3300), www.moredirect.com, provides corporate technology buyers with a comprehensive web-based e-procurement solution and in-depth IT supply-chain expertise, serving as a one-stop source by aggregating more than 300,000 products from the inventories of leading IT wholesale distributors and manufacturers. MoreDirect’s TRAXX™ system is a seamless end-to-end interface that empowers clients to electronically source, evaluate, compare prices, and track related technology product purchases in real-time.

GovConnection, Inc. (1-800-800-0019) is a provider of IT products and services to federal, state, and local government agencies and educational institutions through specialized account managers, catalogs, and publications, and online at www.govconnection.com.

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“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of changes in market demand and the overall level of economic activity and environment, or in the level of business investment in information technology products, competitive products and pricing, product availability and market acceptance, new products, fluctuations in operating results, the ability of the Company to manage personnel levels in response to fluctuations in revenue, and other risks that could cause actual results to differ materially from these detailed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended June 30, 2009. More specifically, the statements in this release concerning the Company’s outlook for 2009 and other statements of a non-historical basis (including statements regarding the Company’s ability to grow revenues, increase market share, and make further cost reductions as needed) are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the ability to realize market demand for and competitive pricing pressures on the products and services marketed by the Company, the continued acceptance of the Company's distribution channel by vendors and customers, continuation of key vendor and customer relationships and support programs, and the ability of the Company to hire and retain qualified sales representatives and other essential personnel. The Company assumes no obligation to update the information in this press release or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise.

CONSOLIDATED SELECTED FINANCIAL RESULTS
At or for the Three Months Ended September 30,	2009		2008
(Dollars and shares in thousands, except operating data, price/earnings ratio, and per share data)		% of		% of	%
		Net Sales		Net Sales	Change

Operating Data:
Net sales	$403,052		$441,444		(9)%
Diluted earnings per share	$0.11		$0.12

Gross profit margin	11.5%		12.1%
Operating margin	1.3		1.1
Return on equity (1)	5.1		5.5

Catalogs distributed	2,555,000		2,965,000		(14)%
Orders entered (2)	332,900		343,000		(3)%
Average order size (2)	$1,603		$1,561		3%

Inventory turns (1)	24		22
Days sales outstanding	45		43

Product Mix:
Notebooks & PDAs	$61,679	15%	$70,215	16%	(12)%
Desktops/Servers	56,714	14	59,169	13	(4)
Software	55,582	14	56,039	13	(1)
Video, Imaging & Sound	53,672	13	65,776	15	(18)
Net/Com Products	42,930	11	46,140	11	(7)
Printers & Printer Supplies	35,188	9	41,557	9	(15)
Storage Devices	31,762	8	35,565	8	(11)
Memory & System Enhancements	13,760	3	13,716	3	-
Accessories/Other	51,765	13	53,267	12	(3)
Total	$403,052	100%	$441,444	100%	(9)%

Net Sales of Enterprise Server and Networking Products (included in the above Product Mix):

	$149,035	37%	$149,615	34%	-

Stock Performance Indicators:
Actual shares outstanding	26,848		26,838
Total book value per share	$8.60		$8.85
Tangible book value per share	$6.76		$6.64
Closing price	$5.44		$6.69
Market capitalization	$146,053		$179,546
Trailing price/earnings ratio (3)	(19)		9

(1) Annualized
(2) Does not reflect cancellations or returns
(3) Earnings is based on the last four quarters

SELECTED SEGMENT INFORMATION
For the Three Months Ended September 30,	2009		2008
	Net	Gross	Net	Gross
(amounts in thousands)	Sales	Margin (%)	Sales	Margin (%)

PC Connection Sales Corporation (SMB)	$182,564	13.6%	$217,463	14.2%
GovConnection (Public Sector)	116,567	9.0	106,681	8.9
MoreDirect (Large Account)	103,921	10.6	117,300	11.1
Total	$403,052	11.5%	$441,444	12.1%

CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months Ended September 30,	2009		2008
(amounts in thousands, except per share data)	Amount	% of Net Sales	Amount	% of Net Sales

Net sales	$403,052	100.0%	$441,444	100.0%
Cost of sales	356,708	88.5	388,121	87.9
Gross profit	46,344	11.5	53,323	12.1

Selling, general and administrative expenses	41,263	10.2	46,872	10.6
Special charges	-	-	1,431	0.4
Income from operations	5,081	1.3	5,020	1.1

Interest expense	(99)	-	(187)	(0.1)
Other, net	93	-	246	0.1
Income tax provision	(2,186)	0.6	(1,865)	(0.4)
Net income	$2,889	0.7%	$3,214	0.7%

Earnings per common share:
Basic	$0.11		$0.12
Diluted	$0.11		$0.12

Weighted average common shares outstanding:
Basic	27,078		27,067
Diluted	27,095		27,102

CONSOLIDATED STATEMENTS OF OPERATIONS
Nine Months Ended September 30,	2009		2008
(amounts in thousands, except per share data)	Amount	% of Net Sales	Amount	% of Net Sales

Net sales	$1,106,535	100.0%	$1,314,567	100.0%
Cost of sales	974,238	88.0	1,151,660	87.6
Gross profit	132,297	12.0	162,907	12.4

Selling, general and administrative expenses	126,670	11.5	140,438	10.7
Special charges	12,955	1.2	1,431	0.1
(Loss) income from operations	(7,328)	(0.7)	21,038	1.6

Interest expense	(385)	-	(548)	-
Other, net	452	-	610	-
Income tax benefit (provision)	2,072	0.2	(8,025)	(0.6)
Net (loss) income	($5,189)	(0.5)%	$13,075	1.0%

(Loss) earnings per common share:
Basic	$(0.19)		$0.48
Diluted	$(0.19)		$0.48

Weighted average common shares outstanding:
Basic	27,017		26,972
Diluted	27,017		27,058

A RECONCILIATION BETWEEN GAAP AND PRO FORMA RESULTS
This information is being provided so as to allow for a comparison of our operating results without special charges.

September 30,	Three Months Ended		Nine Months Ended
(amounts in thousands)	2009	2008	2009	2008

GAAP net income (loss)	$2,889	$3,214	($5,189)	$13,075
Special charges (after tax):
Software development write-off and related charges	-	-	7,378	-
Management restructuring	-	906	771	906
Total special charges (after tax)	-	906	8,149	906

Pro forma net income	$2,889	$4,120	$2,960	$13,981

CONSOLIDATED BALANCE SHEETS	September 30,	December 31,
(amounts in thousands)	2009	2008

ASSETS
Current Assets:
Cash and cash equivalents	$65,680	$47,003
Accounts receivable, net	180,878	185,885
Inventories	59,979	60,813
Deferred income taxes	3,574	4,244
Income taxes receivable	3,227	1,448
Prepaid expenses and other current assets	2,958	3,626
Total current assets	316,296	303,019
Property and equipment, net	13,303	24,483
Goodwill	48,060	48,060
Other intangibles, net	1,417	2,220
Other assets	480	385
Total Assets	$379,556	$378,167

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Current maturities of capital lease obligation to affiliate	$759	$699
Accounts payable	108,894	101,783
Accrued expenses and other liabilities	20,194	19,993
Accrued payroll	7,968	6,337
Total current liabilities	137,815	128,812
Capital lease obligation to affiliate, less current maturities	3,033	3,610
Deferred income taxes	3,821	6,183
Other liabilities	4,062	4,238
Total Liabilities	148,731	142,843
Stockholders’ Equity:
Common stock	273	273
Additional paid-in capital	96,612	95,997
Retained earnings	137,147	142,336
Treasury stock at cost	(3,207)	(3,282)
Total Stockholders’ Equity	230,825	235,324
Total Liabilities and Stockholders’ Equity	$379,556	$378,167

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
Nine months ended September 30, 2009 (amounts in thousands)
	Common Stock		Additional	Retained	Treasury Shares
	Shares	Amount	Paid-In Capital	Earnings	Shares	Amount	Total

Balance – January 1, 2009	27,326	$273	$95,997	$142,336	(492)	$(3,282)	$235,324

Stock-based compensation expense	-	-	952	-	-	-	952

Issuance of common stock under Employee Stock Purchase Plan	28	-	138	-	-	-	138

Nonvested stock awards	-	-	(372)	-	58	372	-

Tax shortfall from stock-based compensation	-	-	(103)	-	-	-	(103)

Repurchase of common stock for treasury	-	-	-	-	(72)	(297)	(297)

Net loss	-	-	-	(5,189)	-	-	(5,189)

Balance – September 30, 2009	27,354	$273	$96,612	$137,147	(506)	$(3,207)	$230,825

CONSOLIDATED STATEMENTS OF CASH FLOWS
Nine Months Ended September 30, (amounts in thousands)	2009	2008

Cash Flows from Operating Activities:

Net (loss) income	$(5,189)	$13,075
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Non-cash portion of special charges	11,625	-
Depreciation and amortization	5,221	5,234
Provision for doubtful accounts	1,771	1,396
Deferred income taxes	(1,692)	1,318
Stock-based compensation expense	952	1,096
Tax (shortfall) benefit from stock-based compensation	(103)	16
Loss (gain) on disposal of fixed assets	15	(13)
Excess tax benefit from exercise of stock options	-	(3)

Changes in assets and liabilities:
Accounts receivable	3,236	17,937
Inventories	834	394
Prepaid expenses and other current assets	(1,111)	(599)
Other non-current assets	(95)	15
Accounts payable	7,243	4,225
Accrued expenses and other liabilities	1,656	(1,149)
Net cash provided by operating activities	24,363	42,942

Cash Flows from Investing Activities:

Purchases of property and equipment	(5,012)	(8,708)
Proceeds from sale of property and equipment	2	44
Net cash used for investing activities	(5,010)	(8,664)

Cash Flows from Financing Activities:

Proceeds from short-term borrowings	22,055	37,343
Repayment of short-term borrowings	(22,055)	(37,343)
Repayment of capital lease obligation	(517)	(383)
Purchase of treasury shares	(297)	(1,200)
Issuance of stock under Employee Stock Purchase Plan	138	129
Exercise of stock options	-	204
Net share settlement obligation	-	55
Excess tax benefit from exercise of stock options	-	3
Net cash used for financing activities	(676)	(1,192)
Increase in cash and cash equivalents	18,677	33,086
Cash and cash equivalents, beginning of period	47,003	13,741
Cash and cash equivalents, end of period	$65,680	$46,827

CONTACT:
PC Connection, Inc.
Stephen Baldridge, Sr., 603-683-2322
Senior Vice President of Finance & Corporate Controller